As filed with the Securities and Exchange Commission on October
15, 1998
                                 Registration No. 333-__________
=================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        -----------------
                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933
                        -----------------
                 ST. JOSEPH LIGHT & POWER COMPANY
      (Exact name of registrant as specified in its charter)
           Missouri                             44-0419850
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)               Identification No.)

                        520 Francis Street
                    St. Joseph, Missouri 64502
                           816/233-8888
             (Address of Principal Executive Offices)

                  1998 LONG-TERM INCENTIVE PLAN
                      (Full Title of Plan)

       Gary L. Myers, Secretary                   Copy to:
     St. Joseph Light & Power Company
          520 Francis Street                    Jim L. Kaput
       St. Joseph, Missouri 64502             Sidley & Austin
             816/233-8888                One First National Plaza
(Name, Address and Telephone Number,      Chicago, Illinois 60603
Including Area Code, of Agent For Service)      312/853-7000


                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
                                                   Proposed
Title of securities      Amount to be          maximum offering
to be registered         registered(1)          price per share
-----------------------------------------------------------------
Common Stock            600,000 shares              $18 (2)
(no par value)
-----------------------------------------------------------------
Common Stock
Purchase Rights              (3)                       (3)
-----------------------------------------------------------------

-----------------------------------------------------------------
                           Proposed
Title of securities    maximum aggregate             Amount of
to be registered        offering price          registration fee
-----------------------------------------------------------------
Common Stock            $10,800,000 (2)              $3,186
(no par value)
-----------------------------------------------------------------
Common Stock
Purchase Rights              (3)                       (3)
=================================================================

(1) Also registered hereby are such additional and indeterminable number of shares as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, no par value, of St. Joseph Light & Power Company on the New York Stock Exchange Composite Transactions on October 12, 1998.

(3) Common Stock Purchase Rights initially are carried and traded with the Common Stock of the Company. Value attributable to such rights, if any, is reflected in the market price of the Common
Stock.

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by St.
Joseph Light & Power Company (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

          (b)  The description of the Company's common
     stock, no par value (the "Common Stock"), which is contained in the Company's Registration Statement filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

          (c) The description of the Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 20, 1996 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

          (d)  All other reports filed by the Company
     pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Gary L. Myers, Secretary and General Counsel of the Company. Mr. Myers is an officer of the Company and beneficially owns shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 351.355 of the General and Business Corporation Law of the State of Missouri provides that corporations organized thereunder have the power to indemnify directors, officers, employees and agents against liability under certain circumstances. As permitted by the Missouri General and Business Corporation Law, the Restated Articles of Incorporation of the Company provide that each person who is or was a director, officer or employee of the Company, and each person who serves or served at the request of the Company as a director, officer, employee or agent of another enterprise, shall be indemnified by the Company in accordance with, and to the fullest extent permitted by, the Missouri General and Business Corporation Law and other applicable laws, as in effect from time to time.

          The Company carries Director's and Officers' Liability Insurance which provides coverages for the Company and its directors and officers, individually and collectively. This insurance covers wrongful acts generally involving allegations of breach of duty, neglect, error, misstatement or misleading statements by a director or officer in their capacity as such or claimed against them solely by reason of their being directors or officers.

          The Company has also entered into an indemnification agreement with each director and officer. These agreements state generally that each director and officer will be indemnified by the Company to the fullest extent allowed by Missouri law, that the indemnity will continue beyond the term of the director or officer's tenure in office as long as the indemnity is reasonably necessary and that the Company will endeavor to carry directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS

          SEE the Exhibit Index immediately preceding the exhibits to this Registration Statement.

ITEM 9. UNDERTAKINGS

          (a)  The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Joseph, State of Missouri, on this 14th day of October, 1998.


                              ST. JOSEPH LIGHT & POWER COMPANY



                              By: /s/ Terry F. Steinbecker
                                  Terry F. Steinbecker
                                  President and Chief
                                  Executive Officer

          Each person whose signature appears below constitutes and appoints Terry F. Steinbecker and Gary L. Myers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on October 14, 1998.

Signature                          Title

/s/ Terry F. Steinbecker        President and Chief
Terry F. Steinbecker            Executive Officer and
                                Director
                               (Principal Executive Officer)

/s/ Larry J. Stoll              Vice President-Finance,
Larry J. Stoll                  Treasurer and Assistant Secretary
                               (Principal Financial Officer and
                                Principal Accounting Officer)

/s/ John P. Barclay, Jr.        Director
John P. Barclay, Jr.

/s/ Deborah A. Beck             Director
Deborah A. Beck

/s/ Daniel A. Burkhardt         Director
Daniel A. Burkhardt

/s/ James P. Carolus            Director
James P. Carolus

/s/ William J. Gremp            Director
William J. Gremp

/s/ David W. Shinneman          Director
David W. Shinneman

/s/ Robert L. Simpson           Director
Robert L. Simpson

/s/ Gerald R. Sprong            Director
Gerald R. Sprong

                       INDEX TO EXHIBITS

     Exhibit
     Number         Description
     ------         -----------
     3(i)           Restated Articles of Incorporation of the
                    Company
                    (incorporated by reference to page 16 of the Company's
                     Annual Report on Form 10-K for the year ended December 31,1987, File No. 1-3576)

     3(ii) By-laws of the Company, as amended on March 19, 1997 (incorporated by reference to Exhibit 3 of the Company's
                     Annual Report on Form 10-K for the year ended December 31,1997, File No. 1-3576)

     4.1            Rights Agreement dated as of September 18,
                    1996 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4 of the Company's Current Report on Form 8-K dated September 18, 1996, File No.1-3576)

     *5             Opinion of Gary L. Myers, Esq.

     *23.1          Consent of Arthur Andersen LLP

     *23.2          Consent of Gary L. Myers, Esq. (included in Exhibit 5).

     *24 Powers of Attorney (included on signature page to this Registration Statement).


     -------------
     *Filed herewith.

PROSPECTUS


                ST. JOSEPH LIGHT & POWER COMPANY

                 1998 LONG-TERM INCENTIVE PLAN

                      --------------------

     This Prospectus covers 600,000 shares of common stock ("Common Stock") of St. Joseph Light & Power Company, a Missouri corporation (the "Company"), and related common stock purchase rights, which may be issued under the Company's 1998 Long-Term Incentive Plan (the "Plan"). The Company is offering such shares to eligible employees and non-employee directors of the Company. This Prospectus also covers any additional securities which may be issued under the Plan in the event of certain changes in the capital structure of the Company pursuant to the anti-dilution provisions of the Plan, as discussed below.

     The Common Stock is listed on the New York Stock Exchange under the symbol "SAJ."

     This Prospectus summarizes the terms and conditions of the Plan and your rights to participate in the Plan. As to any award granted under the Plan, your rights will be described in a written agreement between you and the Company. Before exercising any rights under the Plan, you should carefully read this Prospectus, the Plan, the most recent Annual Report of the Company and the most recent Annual Report to the Securities and Exchange Commission (the "Commission") on Form 10-K of the Company. In addition, you should carefully read the Company's other reports, proxy statement and other information filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), copies of which are available from the Company. See "Available Information" and "Incorporation of Certain Documents by Reference."

     This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933 (the "Securities Act").

                        -------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

                        -------------------


       The date of this Prospectus is October 15, 1998

                          THE COMPANY

     The Company is a public utility engaged primarily in the generation, transmission and distribution of electric energy to customers in a ten-county service territory in northwest
Missouri. The Company also engages in the supply of industrial steam and the sale of natural gas for residential, commercial and industrial purposes. The principal executive offices of the Company are located at 520 Francis Street, St. Joseph, Missouri 64502, and its telephone number is (816) 233-8888 or (800) 367-4562.


                    DESCRIPTION OF THE PLAN

     The Plan is not subject to any provisions of the Employee
Retirement Income Security Act of 1974.

     The following summary of certain provisions of the Plan is not a complete statement of those provisions and is qualified in its entirety by reference to the Plan. You may obtain a copy of the Plan from St. Joseph Light & Power Company, 520 Francis Street, St. Joseph, Missouri 64502, Attention: Secretary (telephone: (816) 233-8888 or (800) 367-4562).

                 PLAN PURPOSES, ADMINISTRATION

1.   WHAT ARE THE PURPOSES OF THE PLAN?

     The purposes of the Plan are (i) to align your interests with the interests of the Company's stockholders by increasing your proprietary interest in the Company's growth and success,
(ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

2.   HOW DOES THE PLAN AFFECT THE COMPANY'S OTHER INCENTIVE
PLANS?

     The Plan replaces the Company's Long-Term Incentive Plan and Long-Term Incentive Plan for Non-Employee Directors (the "Prior Plans"). When the Plan became effective, the Prior Plans were terminated. However, any outstanding award you have under the Prior Plans continues in accordance with its terms.

3.   WHO ADMINISTERS THE PLAN?

     The Compensation Committee of the Board of Directors (the "Committee") administers the Plan. Each member of the Committee is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Subject to the express provisions of the Plan, the Committee selects eligible persons to receive awards and to determine all of the terms and conditions of each award. The Committee also establishes rules and regulations for administering the Plan and decides questions of interpretation or application of any provision of the Plan.

4.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     All directors, officers, other employees and persons expected to become directors, officers or employees of the Company may be granted awards under the Plan.

           EFFECTIVE DATE, TERMINATION AND AMENDMENT

5.   WHEN DID THE PLAN BECOME EFFECTIVE?

     The Plan became effective as of May 20, 1998, the date the Company's stockholders approved the Plan.

6.   WHEN WILL THE PLAN TERMINATE?

     The Plan will terminate when shares of Common Stock are no longer available for the grant of awards, unless terminated earlier by the Board of Directors. Termination of the Plan will not affect the terms or conditions of any award granted prior to termination.

7.   MAY THE PLAN BE AMENDED?

     Yes. The Board of Directors may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may be made without stockholder approval, however, if such amendment would, among other things, (i) increase the maximum number of shares of Common Stock available under the Plan or (ii) effect any change inconsistent with the Code. No amendment may impair the rights of a holder of an outstanding award without such holder's consent.

               AVAILABLE SHARES AND ANTI-DILUTION

8.   HOW MANY SHARES ARE AVAILABLE FOR ISSUANCE?

     The Plan authorizes the issuance of up to 600,000 shares of Common Stock, reduced by the aggregate number of shares which become subject to outstanding awards. However, to the extent that shares of Common Stock subject to outstanding awards (except in connection with the exercise of a tandem SAR, as described below) are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares to pay all or a portion of the exercise price of an award, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares will again be available under the Plan.

9.   WHAT HAPPENS IN THE EVENT OF A STOCK SPLIT, STOCK DIVIDEND,
RECAPITALIZATION OR OTHER SIMILAR EVENT?

     In the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, the number of shares of Common Stock available under the Plan and the number of shares of Common Stock subject to each outstanding award will be appropriately adjusted by the Committee.

10.  IS THERE ANY LIMIT TO THE NUMBER OF SHARES WHICH MAY BE
ISSUED TO A PARTICIPANT?

     Yes. The maximum number of shares of Common Stock with respect to which options and SARs may be granted during any calendar year to any person is 100,000, subject to adjustment as described above.

AWARDS

11.  WHAT TYPES OF AWARDS MAY BE GRANTED?

     The Committee may grant non-qualified stock options, "incentive stock options" (within the meaning of Section 422 of the Code), stock appreciation rights ("SARs"), restricted stock, bonus stock and performance share awards under the Plan. All awards will be evidenced by a written agreement containing such provisions as the Committee approves.

12.  HOW MAY STOCK OPTIONS BE EXERCISED?

     The Committee determines the specific conditions to the exercisability of an option to purchase shares of Common Stock. In general, you may exercise an option by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment for those shares. The exercise price of an option will not be less than 100% of the fair market value of the Common Stock on the date the option was granted, and you may pay the exercise price in cash or by delivery of previously owned shares of Common Stock, to the extent set forth in the agreement relating to the option. No certificate representing Common Stock will be delivered until the full purchase price and any tax withholding have been paid. For more information regarding tax withholding, see Question 18 below.

13.  WHAT IS AN SAR?

     An SAR represents the right to receive (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR. The base price of an SAR will not be less than 100% of the fair market value of the Common Stock on the date the SAR is granted, provided that the base price of an SAR granted in tandem with an option will be the exercise price of the related option. The Committee will determine the period for the exercise of an SAR.

14.  WHEN DO STOCK AWARDS VEST?

     Bonus stock awards vest immediately upon grant. In contrast, restricted stock awards are subject to a restriction period during which (i) you must remain continuously in the employment of the Company or (ii) if the restricted stock is subject to specified performance measures, such performance measures must be attained. Shares of restricted stock are non-transferable and subject to forfeiture in the event such conditions are not met during the applicable restriction period.

15.  WHAT IS A PERFORMANCE SHARE AWARD?

     A performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of all or a portion of such performance share in cash. Performance shares are non-transferable and subject to forfeiture if the specified performance measures are not attained during the applicable performance period.

16.  DO HOLDERS OF RESTRICTED STOCK AND PERFORMANCE SHARES HAVE
THE SAME RIGHTS AS STOCKHOLDERS OF THE COMPANY?

     Unless otherwise determined by the Committee, the holder of a restricted stock award has the same rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. In contrast, the holder of a performance share award, prior to settlement in shares of Common Stock, does not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award.

17.  HOW ARE PERFORMANCE GOALS DETERMINED?

     At the time of grant, the Committee will determine the performance goals applicable to a particular award, such as restricted stock or performance shares. Performance goals may consist of one or more of the following: return on equity, revenues, total shareholder return, earnings per share, return on equity measures, O&M measures, cost containment, cash flow measures and earnings from non-utility operations. Measures may be absolute or comparative to an appropriate peer group or index.

TAX WITHHOLDING, TRANSFER RESTRICTIONS AND LIMITATIONS ON RESALE

18.  MAY THE COMPANY WITHHOLD TAXES IN CONNECTION WITH THE GRANT
OF AN AWARD?

     Yes. The Company may require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award, payment by you of any Federal, state, local or other taxes which may be required to be withheld or paid. The specific method for satisfying any tax obligation will be set forth in the agreement relating to the award. For more information regarding tax effects of participation in the Plan, see "Federal Income Tax Consequences" below.

19.  MAY AWARDS BE TRANSFERRED?

     Generally, no. Unless otherwise determined by the Committee, awards are not transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except for permitted transfers, upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of an award, such award and all rights thereunder will immediately become null and void.

20.  ARE THERE ANY LIMITATIONS ON THE RESALE OF COMMON STOCK
ACQUIRED UNDER THE PLAN?

     Yes. Under the federal securities laws, directors, officers and other persons who are deemed to be "affiliates" of the Company within the meaning of Rule 405 under the Securities Act may only resell shares of Common Stock, including shares acquired under the Plan, pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act or an appropriate exemption from registration. For this purpose, an "affiliate" of the Company is any person who controls, is controlled by or is under common control with the Company. If you are an affiliate of the Company, you should consult with counsel prior to making any resale.

     In addition, the restrictions imposed by Section 16 of the Exchange Act upon any executive officer or director apply to awards granted under the Plan. In general, any grant under the Plan to an executive officer or director will be exempt from the short-swing liability (but not the reporting) provisions of
Section 16.

However, sales of Common Stock by an executive officer or director will be subject to both the short-swing liability and reporting provisions of Section 16. If you are subject to
Section 16, you should consult with counsel prior to engaging in any transaction in Common Stock.

        CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

21.  WHAT CONSTITUTES A "CHANGE IN CONTROL"?

     Under the Plan, a "Change in Control" will occur in the event of certain acquisitions of 20% or more of either the Company's Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors, a change in the majority of the Board of Directors, the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive 60% or more of the stock of the resulting entity) or the consummation of a liquidation or dissolution of the Company.

22.  WHAT HAPPENS TO OUTSTANDING AWARDS IN THE EVENT OF A CHANGE
IN CONTROL?

     In the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, all outstanding options and SARs will be exercisable in full, all other awards will vest and each option, SAR and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction. In the event of a Change in Control in which the stockholders do not receive publicly traded common stock, all outstanding awards will be "cashed-out" by the Company.

23.  WHAT HAPPENS TO OUTSTANDING AWARDS WHEN A PARTICIPANT
TERMINATES EMPLOYMENT WITH OR SERVICE TO THE COMPANY?

     In the event of termination of employment or service by reason of retirement on or after age 65 or on or after age 55 after a minimum of five years of employment with or service to the Company ("Retirement"): (i) each non-qualified stock option and SAR will become fully exercisable for a period of one year (or such other period determined by the Committee) after such termination, but no later than the expiration of such option or SAR; (ii) each incentive stock option will become fully exercisable for a period of three months after such termination, but no later than the expiration of the incentive stock option; and (iii) each share of restricted stock and each performance share award will become fully vested.

     In the event of termination of employment or service by reason of death or disability ("disability" being used to refer to permanent and total disability (as defined in Section 22(e)(3) of the Code) in the case of clause (ii) below): (i) each non-qualified stock option and SAR will be exercisable to the extent exercisable on the date of termination, for a period of one year (or such other period determined by the Committee) after such termination, but no later than the expiration of such option or SAR; (ii) each incentive stock option will be exercisable to the extent exercisable on the date of termination, for a period of one year after such termination, but no later than the expiration of the incentive stock option; and (iii) each share of restricted stock and each performance share award will become fully vested.

     In the event of termination of employment or service for any other reason (other than for cause): (i) each non-qualified stock option, incentive stock option and SAR will be exercisable to the extent exercisable on the date of termination, for a period of three months (or such other period determined by the Committee) after such termination, but no later than the expiration of such option or SAR; and the portion of a restricted stock award which is then subject to a restriction period and the portion of a performance share award which is then subject to a performance period will be forfeited by the participant and canceled by the Company.

     Notwithstanding the above, if a holder dies during the specified periods following termination of employment or service by reason of Retirement, disability or for any other reason (other than for cause), each non-qualified stock option, incentive stock option and SAR will be exercisable to the extent exercisable on the date of death, for a period of one year (or such other period determined by the Committee) after the date of death, but no later than the expiration of such option or SAR.

     In the event of termination of employment or service for cause: (i) each non-qualified stock option, incentive stock option and SAR will terminate on the date of such termination of employment or service and (ii) the portion of a restricted stock award which is then subject to a restriction period and the portion of a performance share award which is then subject to a performance period will be forfeited by the participant and canceled by the Company.

                     NON-EMPLOYEE DIRECTORS

24.  DOES THE PLAN PROVIDE FOR THE AUTOMATIC GRANT OF AWARDS TO
NON-EMPLOYEE DIRECTORS?

     Yes. On May 20, 1998, the Committee adopted a resolution providing for the automatic grant to non-employee directors on the date of each annual meeting of stockholders of (i) non-qualified stock options to purchase 2,000 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant and (ii) 1,000 shares of restricted stock.

     These options are fully exercisable on the date of grant and expire ten years after the date of grant. If a non-employee director ceases to be a director for any reason, each of such director's options may be exercised for a period of one year after the date of ceasing to be a director, but no later than the expiration of such option. If a non-employee director dies during the one-year period after ceasing to be a director, each option may be exercised for a period of one year after the date of death, but no later than the expiration of such option.

     These restricted stock awards vest on the first to occur of the third anniversary of the date of grant and the date the holder of such award ceases to serve as a director. The holder of a non-employee director restricted stock award has the same rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

25.  MAY NON-EMPLOYEE DIRECTORS RECEIVE OTHER AWARDS?

     Yes. In addition to the automatic grants of stock options and restricted stock described in Question 24 above, each non-employee director may elect to receive non-qualified stock options and/or restricted stock (an "elective award") in lieu of all or a part of such director's cash retainer and meeting fees. If such election is made, the option exercise price will equal the fair market value of a share of Common Stock on the date of grant and the shares of Common Stock subject to an option will have a fair market value equal to 200% of the amount of the foregone retainer and meeting fees. Each such option will expire ten years after its date of grant, will not be exercisable during the first year following its date of grant (except as noted in Question 26 below) and will become exercisable in one-third annual installments beginning on the first anniversary of its date of grant. The restricted stock will have a fair market value equal to 120% of the foregone retainer and meeting fees and, except as noted in Question 26 below, will vest on the first anniversary of the date of grant if the holder of such award remains continuously in the service of the Company as a non-employee director.

26. WHAT HAPPENS TO OUTSTANDING ELECTIVE AWARDS WHEN A NON-EMPLOYEE DIRECTOR CEASES TO BE A DIRECTOR OF THE COMPANY?

     If a non-employee director ceases to be a director by reason of Retirement, disability or death, each option will become fully exercisable until the expiration of such option. If a non-employee director ceases to be a director for any other reason, each option will be exercisable to the extent exercisable on the date of ceasing to be a director until the expiration of such option. If a non-employee director dies prior to the expiration of an option, such option will be exercisable to the extent exercisable on the date of the non-employee director's death until the expiration of such option. With respect to restricted stock awards, if the holder of such award ceases to be a non-employee director by reason of Retirement, disability or death, the restricted stock will vest immediately.


                FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the possible U.S. federal income tax consequences that could arise with respect to awards made under the Plan. Federal income tax laws are complex and subject to different interpretations. For this reason, you should discuss specific questions regarding the tax consequences relating to awards with your own tax advisor.

     STOCK OPTIONS. You will not recognize taxable income and the Company will not be entitled to a tax deduction at the time you are granted an option. You will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. You will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If you hold the shares acquired by exercise of an incentive stock option for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, you dispose of such shares within the above-described period, then in the year of such disposition you will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

     SARS. You will not recognize taxable income and the Company will not be entitled to a tax deduction at the time you are granted an SAR. You will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are an employee) upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction.

     RESTRICTED STOCK. You will not recognize taxable income and the Company will not be entitled to a tax deduction at the time you are awarded shares of restricted stock, unless you make an election to be taxed at such time. If you so elect, you will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are an employee) at the time of grant equal to the excess of the fair market value of the shares over the amount, if any, paid for such shares. If you do not so elect, you will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are an employee) at the time the restrictions lapse equal to the excess of the fair market value of the shares over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time you recognize ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, if you receive dividends prior to the time restrictions lapse on restricted stock for which you have not made the above-described election, you will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are an employee), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

     BONUS STOCK. You will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are an employee) at the time you are awarded shares of bonus stock equal to the then fair market value of such shares, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

     PERFORMANCE SHARES. You will not recognize taxable income and the Company will not be entitled to a tax deduction at the time you are granted performance shares. Upon the settlement of performance shares, you will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are an employee) equal to the fair market value of any shares delivered and any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

                        ----------------

                     AVAILABLE INFORMATION

     The Company is subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of such material at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information about these public reference facilities, call the Commission at 1-800-SEC-0330. In addition, you may electronically access reports, proxy statements and other information by means of the Commission's Web site at http://www.sec.gov. The Common Stock is listed on the New York Stock Exchange, and you may inspect such reports, proxy statements and other information concerning the Company at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     You may obtain a copy of this Prospectus and all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), without charge, upon written or oral request to:

                St. Joseph Light & Power Company
                       520 Francis Street
                   St. Joseph, Missouri 64502
                      Attention: Secretary
                (816) 233-8888 or (800) 367-4562

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                               9

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company has filed the following documents with the Commission and such documents are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

     3. The description of the Company's Common Stock which is contained in the Company's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description; and

     4. The description of the Company's common stock purchase rights contained in the Company's Registration
          Statement on Form 8-A filed with the Commission on November 20, 1996 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus are deemed to be incorporated by reference in this Prospectus and to be part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded is not deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        ----------------

We have not authorized any person
to give to you any written information
other than this Prospectus or to make
any oral representations as to matters      ST. JOSEPH LIGHT &
that are not stated in this Prospectus.        POWER COMPANY
You must not rely on unauthorized
information.  This Prospectus is not an
offer to sell or a solicitation of an
offer to buy any securities in any             COMMON STOCK
state where the offer or solicitation         (NO PAR VALUE)
is not permitted, or to any person to
whom such offer or solicitation would
be unlawful.  Neither the delivery of
this Prospectus nor any sales made       1998 LONG-TERM INCENTIVE
hereunder shall create an implication               PLAN
that the information contained in this
Prospectus or the affairs of the Company
have not changed since the date hereof.
           -----------
                                               ------------
Table of Contents                               PROSPECTUS
                                 Page          ------------
                                 ----
The Company.........................2
Description of the Plan.............2
Federal Income Tax Consequences.....8
Available Information...............9
Incorporation of Certain Documents
  by Reference.....................10        OCTOBER 15, 1998